EXECUTION VERSION

AMENDMENT NO. 9 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 9 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of May 20, 2024, is among RPM FUNDING CORPORATION, a Delaware corporation (“Seller”), RPM INTERNATIONAL INC., a Delaware corporation (“RPM-Delaware”), as servicer and as performance guarantor (in such capacity, the “Performance Guarantor”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as a Purchaser, PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Purchaser and as administrative agent for the Purchasers (in such capacity, the “Administrative Agent”), and PNC CAPITAL MARKETS LLC, as structuring agent (in such capacity, the “Structuring Agent”).

RECITALS

1.
Seller, RPM-Delaware, Santander Bank, N.A. (“Santander”), PNC, Administrative Agent and Structuring Agent are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of May 9, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).
2.
Concurrently herewith, Seller, RPM-Delaware, Santander and PNC are entering into that certain Payoff Letter, dated as of the date hereof (the “Payoff Letter”), pursuant to which, among other things, Santander is being removed as a party to the Agreement.
3.
Concurrently herewith, Seller and each of the entities listed on the signature pages thereto as an originator are entering into that certain Amendment No. 11 to Second Amended and Restated Receivables Sale Agreement, dated as of the date hereof (the “RSA Amendment”).
4.
Concurrently herewith, Seller, RPM-Delaware, Wells Fargo, PNC, Administrative Agent and Structuring Agent are entering into that certain Amended and Restated Fee Letter, dated as of the date hereof (the “Fee Letter”).
5.
Concurrently herewith, the Seller, RPM-Delaware, the Administrative Agent and PNC as depository bank are entering into that certain Amendment to Deposit Account Control Agreement, dated as of the date hereof (the “DACA Amendment”), which amends that certain Deposit Account Control Agreement dated May 9, 2014 among the parties thereto;
6.
Concurrently herewith, the Seller, RPM-Delaware, the Administrative Agent and PNC as depository bank are entering into that certain Deposit Account Control Agreement, dated as of the date hereof (the “DACA”);
7.
Concurrently herewith, Seller, RPM-Delaware, Tremco Barrier Solutions, Inc., the Administrative Agent and the Purchasers party thereto are entering into that certain Assignment Agreement, dated as of the date hereof (the “Assignment Agreement”, and together with the Payoff Letter, the RSA Amendment, the DACA Amendment, the DACA and the Fee Letter, collectively, the “Related Agreements”).

Amendment No. 9 to A&R RPA (RPM)

4875-3145-6460, v.2

8.
Wells Fargo desires to join the Agreement, and Seller, RPM-Delaware, Wells Fargo, PNC, Administrative Agent and Structuring Agent desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.
Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings ascribed thereto in, or by reference in, the Agreement.
SECTION 2.
Joinder of Wells Fargo.
(a)
Wells Fargo as a Purchaser. Effective as of the date hereof, Wells Fargo shall be a Purchaser party to the Agreement for all purposes thereof and of the other Transaction Documents as if Wells Fargo were an original party to the Agreement in such capacity, and effective as of the date hereof, Wells Fargo assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Purchasers contained in the Agreement and the other Transaction Documents.
(b)
Credit Decision. Wells Fargo (i) confirms to the Administrative Agent and each of the Purchasers that it has received a copy of the Agreement, the other Transaction Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any Purchaser or any of their respective Affiliates, based on such documents and information as Wells Fargo shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and any other Transaction Document. The Administrative Agent and the Purchasers make no representation or warranty and assume no responsibility with respect to (x) any statements, warranties or representations made in or in connection with the Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or the Receivables, any other Transaction Document or any other instrument or document furnished pursuant thereto or (y) the financial condition of any of the Seller, the Servicer, the Performance Guarantor or the Originators or the performance or observance by any of the Seller, the Servicer, the Performance Guarantor or the Originators of any of their respective obligations under the Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.
(c)
Consent to Joinder. Each of the Seller and the Administrative Agent consent to the foregoing joinder of Wells Fargo in the capacity as a Purchaser to the Agreement, and any otherwise applicable conditions precedent thereto under the Agreement and the other Transactions Documents (other than as set forth herein) are hereby waived.
SECTION 3.
Non-Ratable Purchase; Consent.

765796072 14448925	- 2 -	Amendment No. 9 to A&R RPA (RPM)

4875-3145-6460, v.2

(a)
Non-Ratable Purchase. Notwithstanding the requirements set forth in Sections 1.1 and 1.2 of the Agreement that on the terms and subject to the conditions set forth in the Agreement, each applicable Purchaser makes purchases from the Seller ratably in accordance with its applicable Percentage, the Seller hereby requests on a one-time basis that in connection with the removal of Santander as a Purchaser party to the Agreement and the joinder of Wells Fargo as a Purchaser party to the Agreement, in each case, effective as of the date hereof, that otherwise on the terms and subject to the conditions set forth in the Agreement, Wells Fargo make a non-ratable purchase on the date hereof in the applicable amount set forth on Exhibit B hereto. For administrative convenience, the Seller hereby requests that Wells Fargo fund the purchase requested hereto to the applicable account set forth on Exhibit B hereto which is the account of Santander. Each of the Seller and Wells Fargo hereby acknowledge and agree that the Discount Rate with respect to such purchase shall initially be Daily Simple SOFR.
(b)
Capital. After giving effect to the foregoing purchase by Wells Fargo and the payments of each of the applicable amounts set forth in the Payoff Letter, the aggregate outstanding Capital funded by PNC will be $137,500,000 and the aggregate outstanding Capital funded by Wells Fargo will be $112,500,000.
(c)
Conditions of Purchase. Notwithstanding the foregoing, and for the avoidance of doubt, Wells Fargo shall not be required to make or fund the purchase set forth above unless all the conditions precedent thereto set forth in the Agreement (including, without limitation, those set forth in Article VI of the Agreement) have been satisfied; provided, however, that the provision of Section 1.2 of the Agreement requiring the delivery of a Purchase Notice in connection with each purchase is hereby waived solely with respect to the Wells Fargo purchase to occur on the date hereof.
(d)
Consent. Each of the parties hereto consents to the foregoing non-ratable purchase to be funded by Wells Fargo on a one-time basis, on the terms set forth in this Section 3.
SECTION 4.
Amendments to the Agreement. Effective as of the date hereof, the Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.
SECTION 5.
Representations and Warranties. Each of the Seller and RPM-Delaware hereby represents and warrants to the Purchasers and the Administrative Agent as of the date hereof as follows:
(a)
Representations and Warranties. The representations and warranties made by it in the Transaction Documents (including the Agreement, as amended hereby) are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)
Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly

765796072 14448925	- 3 -	Amendment No. 9 to A&R RPA (RPM)

4875-3145-6460, v.2

authorized by all necessary action on its part. This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with their terms.
(c)
No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Amortization Event or Potential Amortization Event exists or shall exist.
SECTION 6.
Conditions to Effectiveness. This Amendment shall become effective as of the date hereof and concurrently with the effectiveness of the Payoff Letter, subject to the satisfaction of each of the following conditions precedent:
(a)
receipt by the Administrative Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto;
(b)
receipt by the Administrative Agent of counterparts of each Related Agreement (whether by facsimile or otherwise) executed by each of the parties hereto;
(c)
evidence received by the Administrative Agent that (i) each “Amendment Fee” under and as defined in the Fee Letter and (ii) each other fee or other amount owing by the Seller under any Transaction Document or in connection with this Amendment or the transactions contemplated hereby, in each case, have been paid in fully in accordance with the terms of the Fee Letter or such other document to which such fee or amount is payable; and
(d)
receipt by the Administrative Agent of such other documents, instruments, certificates, opinions and other deliverables set forth in Annex A hereto.
SECTION 7.
Effect of Amendment; Ratification. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “the Amended and Restated Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.
SECTION 8.
Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

765796072 14448925	- 4 -	Amendment No. 9 to A&R RPA (RPM)

4875-3145-6460, v.2

SECTION 9.
CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).
SECTION 10.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY THE SELLER PARTIES PURSUANT TO THE AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
SECTION 11.
Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.
SECTION 12.
Transaction Document. This Amendment shall constitute a Transaction Document.
SECTION 13.
Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 14.
Reaffirmation of Performance Guaranty. After giving effect to this Amendment and each of the other transactions contemplated hereby, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

[Signature pages to follow]

765796072 14448925	- 5 -	Amendment No. 9 to A&R RPA (RPM)

4875-3145-6460, v.2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

RPM FUNDING CORPORATION,

as Seller

By: /s/ Edward W. Moore
Name: Edward W. Moore
Title: Secretary

765796072 14448925	S-1	Amendment No.9 to A&R RPA (RPM)

4875-3145-6460, v.2

RPM INTERNATIONAL INC.,

as Servicer and Performance Guarantor

By: /s/ Edward W. Moore
Name: Edward W. Moore
Title: Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

765796072 14448925	S-2	Amendment No.9 to A&R RPA (RPM)

4875-3145-6460, v.2

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Purchaser

By: /s/ Taylor Cloud
Name: Taylor Cloud
Title: Director

765796072 14448925	S-3	Amendment No.9 to A&R RPA (RPM)

4875-3145-6460, v.2

PNC BANK, NATIONAL ASSOCIATION,

as a Purchaser and as Administrative Agent

By: /s/ Michael Brown
Name: Michael Brown
Title: Executive Vice President

PNC CAPITAL MARKETS LLC,
as Structuring Agent

By: /s/ Michael Brown
Name: Michael Brown
Title: Managing Director

765796072 14448925	S-4	Amendment No.9 to A&R RPA (RPM)

4875-3145-6460, v.2

~~CONFORMED COPY~~EXECUTION VERSION

~~Conformed to the Tenth~~Exhibit A to Eleventh Amendment to the Second Amended and Restated Receivables Sale Agreement

Exhibit A

SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

dated as of May 9, 2014

among

THE ORIGINATORS FROM TIME TO TIME PARTY HERETO

and

RPM Funding Corporation,

as Buyer

765800784 14448925

4871-5521-5052, v.3

Table of Contents

Page

ARTICLE I AMOUNTS AND TERMS 2

Section 1.1 [Reserved] 2

Section 1.2 Sales of Receivables 2

Section 1.3 Payment for the Purchases ~~3~~2

Section 1.4 Purchase Price Credit Adjustments 4

Section 1.5 Payments and Computations, Etc ~~5~~4

Section 1.6 Transfer of Records ~~5~~4

Section 1.7 Characterization 5

ARTICLE II REPRESENTATIONS AND WARRANTIES 6

Section 2.1 Representations and Warranties of Originators 6

ARTICLE III CONDITIONS OF PURCHASE 10

Section 3.1 Conditions Precedent to Initial Purchase 10

Section 3.2 Conditions Precedent to Subsequent Payments ~~11~~10

Section 3.3 Reaffirmation of Representations and Warranties ~~11~~10

ARTICLE IV COVENANTS ~~11~~10

Section 4.1 Affirmative Covenants of Originators ~~11~~10

Section 4.2 Negative Covenants of Originators ~~17~~16

ARTICLE V TERMINATION EVENTS ~~19~~17

Section 5.1 Termination Events ~~19~~18

Section 5.2 Remedies ~~20~~19

ARTICLE VI INDEMNIFICATION ~~20~~19

Section 6.1 Indemnities by Originators ~~20~~19

Section 6.2 Other Costs and Expenses ~~23~~21

ARTICLE VII MISCELLANEOUS ~~23~~22

Section 7.1 Waivers and Amendments ~~23~~22

Section 7.2 Notices ~~23~~22

Section 7.3 Protection of Ownership Interests of Buyer ~~23~~22

Section 7.4 Confidentiality ~~24~~23

Section 7.5 Bankruptcy Petition ~~25~~24

Section 7.6 CHOICE OF LAW ~~25~~24

Section 7.7 CONSENT TO JURISDICTION ~~25~~24

Section 7.8 WAIVER OF JURY TRIAL ~~25~~24

Section 7.9 Integration; Binding Effect; Survival of Terms ~~26~~24

Section 7.10 Counterparts; Severability; Section References ~~26~~25

-i-

765800784 14448925

4871-5521-5052, v.3

Exhibits and Schedules

Exhibit I - Definitions

Exhibit II - States of Organization; Chief Executive Offices; Locations of Records; Federal Employer Identification Numbers; Organizational Identification Numbers; Other Names

Exhibit III - Lock-Boxes; Collection Accounts; Collection Banks

Exhibit IV - [Form of] Compliance Certificate

Exhibit V - Credit and Collection Policy

Exhibit VI - [Form of] Subordinated Note

Exhibit VII - [Form of] Receivables Report for Each Originator

Schedule A - Preferred Shares

Schedule B - List of Documents to Be Delivered to Buyer Prior to the initial Purchase

765800784 14448925 ii

4871-5521-5052, v.3

SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

THIS SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, dated as of May 9, 2014, is by and among each of the parties from time to time party hereto as an Originator (each, an “Originator” and collectively, the “Originators”), and RPM Funding Corporation, a Delaware corporation (“Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meanings assigned to such terms in Exhibit I to the Purchase Agreement hereinafter defined).

PRELIMINARY STATEMENTS

Each of the Originators and the Buyer are parties to an Amended and Restated Receivables Sale Agreement dated as of April 7, 2009, as heretofore amended from time to time (the “Existing Agreement”). The parties hereto agree to amend and restate the Existing Agreement on the terms and subject to the conditions hereinafter set forth.

Each of the Originators now owns, and from time to time hereafter will own, Receivables. Each of the Originators wishes to sell and assign to Buyer, and Buyer wishes to purchase from such Originator, all of such Originator’s right, title and interest in and to its Receivables, together with the Related Security and Collections with respect thereto.

Each of the Originators and Buyer intends the transactions contemplated hereby to be true sales of the Receivables from such Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables originated by such Originator, and none of the Originators or Buyer intends these transactions to be, or for any purpose to be characterized as, loans from Buyer to any Originator.

Buyer will sell undivided interests in the Receivables and in the associated Related Security and Collections pursuant to that certain Amended and Restated Receivables Purchase Agreement dated as of the date hereof (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”) among Buyer, RPM International Inc., a Delaware corporation (“RPM-Delaware”), as initial Servicer, Wells Fargo Bank, National Association (“Wells Fargo”), and PNC Bank, National Association (“PNC” and each of Wells Fargo and PNC, a “Purchaser” and, collectively, the “Purchasers”), and PNC, in its capacity as administrative agent for the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 15.

AMOUNTS AND TERMS
15.1
[Reserved]

765800784 14448925

4871-5521-5052, v.3

15.2
Sales of Receivables.
(a)
In consideration for payment of the Purchase Price in accordance with Section 1.3 and upon the terms and subject to the conditions set forth herein, each Originator hereby sells, assigns, transfers, sets-over and otherwise conveys to Buyer, without recourse (except to the extent expressly provided herein), and Buyer hereby agrees to purchase from each Originator, all of such Originator’s right, title and interest in and to all of such Originator’s Receivables existing on the Initial Cutoff Date and all Receivables originated by such Originator on each day from and after the Initial Cutoff Date through and including such Originator’s Termination Date, together with all Related Security relating thereto and all Collections thereof. In connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that the applicable Originator deliver, and such Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.
(b)
It is the intention of the parties hereto that each Transfer of Receivables made hereunder shall constitute a “sale of accounts” (as such term is used in Article 9 of the UCC) or other absolute conveyance, which Transfer is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.4, the Transfers of Receivables hereunder are made without recourse to the Originators; provided, however, that (i) each Originator shall be liable to Buyer for all representations, warranties and covenants made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such Transfers do not constitute and are not intended to result in an assumption by Buyer or any assignee thereof of any obligation of the applicable Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of any Originator. In view of the intention of the parties hereto that each Transfer of Receivables made hereunder shall constitute a sale or other outright conveyance of such Receivables rather than a loan secured thereby, each Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Administrative Agent (as Buyer’s collateral assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and agrees to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Administrative Agent (as Buyer’s collateral assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Receivables originated by such Originator and the Related Security and Collections with respect thereto, or as Buyer or the Administrative Agent (as Buyer’s collateral assignee) may reasonably request.
15.3
Payment for the Purchases.
(a)
The Purchase Price for each Receivable shall be due and owing in full by Buyer to the applicable Originator or its designee on the date each such Receivable comes into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to Buyer hereunder and which have become

765800784 14448925 2

4871-5521-5052, v.3

due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and (d).
(b)
With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Settlement Date, Buyer shall pay the Purchase Price therefor to the applicable Originator in accordance with Section 1.3(d) and in the following manner:

first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Administrative Agent for the benefit of the Purchasers under the Purchase Agreement, or other cash on hand; and/or second, by delivery of the proceeds of a subordinated loan from such Originator to Buyer (a “Subordinated Loan”) in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, and (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount. Such Originator is hereby authorized by Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder; and/or third, by accepting such Receivables as a contribution to Buyer’s preferred equity capital associated with such Originator’s Preferred Shares identified on Schedule A hereto; provided that no such capital contribution shall be made from and after the date on which any Originator notifies Buyer in writing that it has designated a date as such Originator’s Termination Date.

Subject to the limitations set forth in clause second above, each Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to such Originator’s Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of such Originator’s Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Administrative Agent or the Purchasers.

(c)
From and after an Originator’s Termination Date, each Originator shall not be obligated to (but may, at its option) (i) sell its Receivables to Buyer, or (ii) contribute Receivables to Buyer’s preferred equity capital pursuant to clause third of Section 1.3(b) unless such Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of Subordinated Loans, other cash on hand or otherwise.
(d)
Although the Purchase Price for each Receivable shall be due and payable in full by Buyer to the applicable Originator on the date such Receivable comes into existence, settlement of the Purchase Price between Buyer and such Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables coming into existence during the same

765800784 14448925 3

4871-5521-5052, v.3

Calculation Period and based on the information contained in the Receivables Report delivered by the Servicer pursuant to Article VIII of the Purchase Agreement for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the applicable Subordinated Note made pursuant to Section 1.3(b) and any contribution of preferred equity capital by an Originator to Buyer made pursuant to Section 1.3(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.
15.4
Purchase Price Credit Adjustments. If on any day, any Originator is deemed to have received a Deemed Collection with respect to any Receivable sold by it to Buyer hereunder, then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable to such Originator hereunder in an amount equal to such Deemed Collection. If such Purchase Price Credit exceeds the original Outstanding Balance of the Receivables originated by the applicable Originator on such day, then the applicable Originator shall pay the remaining amount of such Purchase Price Credit in cash within 10 Business Days thereafter; provided that if the applicable Originator’s Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under its Subordinated Note to the extent permitted thereunder.
15.5
Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law.
15.6
Transfer of Records.
(a)
In connection with each Transfer of a Receivable by an Originator hereunder, such Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of such Originator’s right and title to and interest in the Records relating to such Receivable without the need for any further documentation in connection with such Transfer. In connection with each such Transfer, such Originator hereby grants to each of Buyer, the Administrative Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables originated or serviced by such Originator, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, such Originator hereby agrees that upon the request of Buyer (or the Administrative Agent, as Buyer’s collateral assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids, and shall terminate on the date this Agreement terminates in accordance with its terms.

765800784 14448925 4

4871-5521-5052, v.3

(b)
Each Originator (i) shall take such action requested by Buyer and/or the Administrative Agent (as Buyer’s collateral assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer has an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Administrative Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such Records.
15.7
Characterization.
(a)
If, notwithstanding the intention of the parties expressed in Section 1.2(b), any sale by any Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale, or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that each sale of Receivables hereunder shall constitute a true sale thereof, each Originator hereby grants to Buyer a valid and perfected security interest in all of such Originator’s right, title and interest in, to and under all Receivables now existing and hereafter arising, and in all Collections and Related Security with respect thereto (including, without limitation, each Lock-Box and Collection Account), all other rights and payments relating to the Receivables and all proceeds of the foregoing to secure the prompt and complete payment of all of such Originator’s obligations hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. Each Originator hereby authorizes Buyer (or the Administrative Agent, as Buyer’s collateral assignee), within the meaning of Section 9-509 of any applicable enactment of the UCC, as secured party, to file, without the signature of the debtor, the UCC financing statements contemplated hereby.
(b)
Each Originator acknowledges that Buyer, pursuant to the Purchase Agreement, shall collaterally assign to the Administrative Agent, for the benefit of the Administrative Agent and the Purchasers thereunder, all of its rights, remedies, powers and privileges under this Agreement and that the Administrative Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Each Originator agrees that the Administrative Agent, as the collateral assignee of Buyer, shall, following the occurrence and during the continuance of an Amortization Event, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder, and, in any case, without regard to whether specific reference is made to Buyer’s assigns or collateral assignees in the provisions of this Agreement which set forth such rights and remedies) and each Originator agrees to cooperate fully with the Administrative Agent and the Purchasers in the exercise of such rights and remedies. Each Originator further agrees to give to the Administrative Agent copies of all notices it is required to give to Buyer hereunder.

765800784 14448925 5

4871-5521-5052, v.3

SECTION 16.

REPRESENTATIONS AND WARRANTIES
16.1
Representations and Warranties of Originators. Each Originator hereby represents and warrants to Buyer, as to such Originator and the Receivables originated by it, that, as of the date of each Purchase:
(i)
Corporate Existence and Power. Such Originator is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.
(ii)
Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and such Originator’s use of the proceeds of each Purchase made from it hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.
(iii)
No Conflict; No Bulk Sale. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by‑laws or any shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorized shares, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect. No transaction contemplated hereby with respect to such Originator requires compliance with any bulk sales act or similar law.
(iv)
Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

765800784 14448925 6

4871-5521-5052, v.3

(v)
Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Originator’s knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body.
(vi)
Binding Effect. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(vii)
Accuracy of Information. All information heretofore furnished by a Responsible Officer of such Originator to Buyer (or to the Administrative Agent, as Buyer’s collateral assignee) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by a Responsible Officer of such Originator to Buyer (or to the Administrative Agent, as Buyer’s collateral assignee) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
(viii)
Use of Proceeds. No proceeds of any Purchase from such Originator hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Originator or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
(ix)
Good Title. Immediately prior to each Purchase from such Originator hereunder, such Originator (i) is the legal and beneficial owner of the Receivables which are to be the subject of such Purchase and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents.
(x)
Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable originated by such Originator, whether now existing or hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator’s right, title and interest in the Related Security associated with each such Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed (or delivered to the Administrative Agent (as Buyer’s collateral assignee) in form suitable for filing) all financing statements or other similar instruments

765800784 14448925 7

4871-5521-5052, v.3

or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Receivables originated by such Originator, the Related Security and the Collections.
(xi)
Places of Business and Locations of Records. The state of organization and chief executive office of such Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Such Originator’s Federal Employer Identification Number and organizational identification number are correctly set forth on Exhibit II.
(xii)
Collections. The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III. Such Originator has not granted any Person, other than Buyer (and, to the extent contemplated by the Purchase Agreement, the Servicer and the Administrative Agent, as Buyer’s collateral assignee) dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.
(xiii)
Material Adverse Effect. Since February 28, 2014, no event has occurred that would have a Material Adverse Effect.
(xiv)
Names. In the past five (5) years, such Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.
(xv)
Ownership of Originators. RPM-Delaware owns, directly or indirectly, 100% of the issued and outstanding shares of capital stock of such Originator, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of such Originator.
(xvi)
Not an Investment Company. Such Originator is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
(xvii)
Compliance with Law. Such Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable originated by such Originator, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit

765800784 14448925 8

4871-5521-5052, v.3

opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.
(xviii)
Compliance with Credit and Collection Policy. Such Originator has complied in all material respects with its Credit and Collection Policy with regard to each Receivable originated by it and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as permitted by Section 4.2(c) and in compliance with the notification requirements in Section 4.1(a)(viii).
(xix)
Payments to such Originator. With respect to each Receivable transferred hereunder by such Originator to Buyer, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by such Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
(xx)
Enforceability of Contracts. Each Contract with respect to each Receivable originated by such Originator is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(xxi)
Nature of Receivables. Each Receivable originated by such Originator is an “account” under and as defined in the UCC of all applicable jurisdictions.
(xxii)
Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement does not jeopardize the true sale analysis.
(xxiii)
Purpose. Such Originator has determined that, from a business viewpoint, its sales of Receivables to Buyer and the other transactions contemplated herein and in the Purchase Agreement are in the best interests of such Originator.
(xxiv)
Eligible Receivables. Each Receivable originated by such Originator that was included on any Receivables Report as an Eligible Receivable was an Eligible Receivable on the date on which it was sold or contributed to Buyer hereunder.

[Reserved].

[Reserved].

~~(y) Anti-Terrorism Law Compliance. None of the Originators is subject to or in violation of any law, regulation, or list of any government agency (including, without~~

765800784 14448925 9

4871-5521-5052, v.3

~~limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA PATRIOT Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits Buyer from making any Purchase or from otherwise conducting business with any of the Originators.~~

~~(z) No Sanctions. No Originator is a Sanctioned Person. No Obligor was a Sanctioned Person at the time of origination of any Receivable owing by such Obligor. The Originators and their Affiliates: (i) have less than 10% of their assets in Sanctioned Countries; and (ii) derive less than 10% of their operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No Originator engages in activities related to Sanctioned Countries except for such activities as are (A) specifically or generally licensed by OFAC, or (B) otherwise in compliance with OFAC’s sanctions regulations.~~

(xxv)
Ordinary Course of Business. Each remittance of Collections by or on behalf of such Originator to the Buyer under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and (ii) made in the ordinary course of business or financial affairs of such Originator.
SECTION 17.

CONDITIONS OF PURCHASE
17.1
Conditions Precedent to Initial Purchase. The initial Purchase from each Originator under this Agreement is subject to the conditions precedent that (a) Buyer shall have received on or before the date of such Purchase those documents listed on Schedule B and (b) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.
17.2
Conditions Precedent to Subsequent Payments. Buyer’s obligation to pay each Originator for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that: (a) the Facility Termination Date shall not have occurred; (b) Buyer (or the Administrative Agent, as Buyer’s collateral assignee) shall have received such other opinions or documents as it may reasonably request pursuant to Section 6.2 of the Purchase Agreement, and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by such Originator that such statements are then true):
(1)
the representations and warranties of such Originator set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and
(2)
no event has occurred and is continuing that will constitute a Termination Event or a Potential Termination Event.

765800784 14448925 10

4871-5521-5052, v.3

17.3
Reaffirmation of Representations and Warranties. Each Originator, by accepting the Purchase Price related to each Purchase of such Originator’s Receivables and Related Security, shall be deemed to have certified that the representations and warranties of such Originator contained in Article II are true and correct as to such Originator on and as of the date of such Purchase, with the same effect as though made on and as of such day, and that each of the applicable conditions precedent set forth in this Article III has been satisfied as of the date of such purchase.
SECTION 18.

COVENANTS
18.1
Affirmative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants as set forth below:
(i)
Financial Reporting. Such Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (and to the Administrative Agent, as Buyer’s collateral assignee):
(1)
Annual Reporting. As soon as available and in any event within 90 days after the end of each fiscal year of such Originator, consolidated statements of income, shareholders’ equity and cash flows of RPM-Delaware (or, once applicable, Parent) and its Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of such Originator and its Subsidiaries as at the end of, and for, such fiscal year; provided that delivery to the Buyer of RPM-Delaware’s (or, once applicable, Parent’s) filing with the SEC of SEC Form 10-K for each fiscal year shall satisfy the requirements of this Section 4.1(a)(i) for each Originator.
(2)
Quarterly Reporting. As soon as available and in any event within 45 days after the end of each fiscal quarter of such Originator other than the last fiscal quarter in each fiscal year, consolidated statements of income, shareholders’ equity and cash flows of RPM-Delaware (or, once applicable, Parent) and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, and the related consolidated balance sheet as at the end of such fiscal quarter, accompanied, in each case, by a certificate of a Senior Officer, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of RPM-Delaware (or, once applicable, Parent) in accordance with GAAP (except for footnotes of the type required by the SEC to be included in quarterly reports on Form 10-Q), consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments); provided that delivery to the

765800784 14448925 11

4871-5521-5052, v.3

Buyer of RPM-Delaware’s (or, once applicable, Parent’s) filing with the SEC of SEC Form 10-Q for the first three quarters of each fiscal year shall satisfy the requirements of this Section 4.1(a)(ii) for each Originator.
(3)
Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by an Authorized Officer of each Originator and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
(4)
Monthly Report. At any time that (i) the Servicer is rated below “Baa3” by Moody’s, “BBB-” by S&P, or “BBB-” by Fitch or (ii) the Buyer (or the Administrative Agent as its collateral assignee) has determined, in its reasonable discretion, that there has been material deterioration in the performance of the Receivables, upon the request of the Buyer (or the Administrative Agent or any Purchaser as its collateral assignees), for as long as RPM-Delaware is the Servicer, the unaudited financial reports of the Servicer for the calendar month most recently ended.
(5)
Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of RPM-Delaware (or, once applicable, Parent), copies of all financial statements, reports and proxy statements so furnished.
(6)
SEC Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports (other than SEC Forms 10-K and 10-Q filed by RPM-Delaware (or, once applicable, Parent) and delivered in accordance with Sections 4.1(a)(i) and (ii) and other than SEC Forms 3, 4 or 5) which RPM-Delaware or any of its Subsidiaries files with the SEC.
(7)
Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Administrative Agent or any of the Purchasers, copies of the same.
(8)
Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to such Originator’s Credit and Collection Policy, a copy of its Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectability of the Receivables originated by such Originator or decrease the credit quality of any newly created Receivables, requesting Buyer’s and Administrative Agent’s consent thereto.
(9)
Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the

765800784 14448925 12

4871-5521-5052, v.3

condition or operations, financial or otherwise, of such Originator as Buyer (or the Administrative Agent, as Buyer’s collateral assignee) may from time to time reasonably request in order to protect the interests of Buyer (and the Administrative Agent, as Buyer’s collateral assignee) under or as contemplated by this Agreement.
(ii)
Notices. Such Originator will notify the Buyer (and the Administrative Agent, as Buyer’s collateral assignee) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
(1)
Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of an Authorized Officer of such Originator.
(2)
Judgment and Proceedings. (1) The entry of any judgment or decree against any Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Originators and their Subsidiaries exceeds $75,000,000 after deducting (a) the amount with respect to which the applicable Originator or Subsidiary is insured and with respect to which the insurer has acknowledged responsibility, and (b) the amount for which the applicable Originator or Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Buyer (and the Administrative Agent, as Buyer’s collateral assignee), and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against any Originator which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(3)
Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.
(4)
Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement involving Indebtedness or a line of credit in excess of $5,000,000 in aggregate principal amount pursuant to which such Originator is a debtor or an obligor.
(5)
Downgrade of RPM-Delaware (or, once applicable, Parent). Any downgrade in the rating of any Indebtedness of RPM-Delaware (or, once applicable, Parent) by Standard and Poor’s Ratings Group or by Moody’s Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.
(iii)
Compliance with Laws and Preservation of Corporate Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business

765800784 14448925 13

4871-5521-5052, v.3

is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect and except that any Originator may merge with and into another Originator.
(iv)
Audits. Such Originator will furnish to Buyer (and to the Administrative Agent and each Purchaser, as Buyer’s collateral assignees) from time to time such information with respect to it and the Receivables originated or serviced by it as Buyer (or the Administrative Agent or any of the Purchasers) may reasonably request. Such Originator will, from time to time during regular business hours as requested by Buyer (or the Administrative Agent or any of the Purchasers), upon reasonable notice and at the sole cost of such Originator, permit Buyer and the Administrative Agent and each of the Purchasers or their respective agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to such Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator’s financial condition or such Receivables and the Related Security or such Originator’s performance under any of the Transaction Documents or such Originator’s performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters (each of the foregoing examinations and visits, a “Review”); provided, however, that, so long as no Amortization Event or Potential Amortization Event (each, as defined in the Purchase Agreement) has occurred, the Originators shall only be responsible for the costs and expenses of two (2) Reviews in any one calendar year.
(v)
Keeping and Marking of Records and Books.
(1)
Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables originated by it in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including, without limitation, records adequate to permit the immediate identification of each such new Receivable and all Collections of and adjustments to each such existing Receivable). Such Originator will give Buyer (and the Administrative Agent and each Purchaser, as Buyer’s collateral assignees) notice of any material change in the administrative and operating procedures referred to in the previous sentence other than a change in the type of software used by such Originator.
(2)
Such Originator will: (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables originated by it with a legend, acceptable to Buyer (and to the Administrative Agent, as Buyer’s collateral assignee), describing Buyer’s ownership interests in such Receivables and further describing the Purchaser Interests of the Administrative Agent (on behalf of the Purchasers) under the

765800784 14448925 14

4871-5521-5052, v.3

Purchase Agreement and (B) upon the request of Buyer (or the Administrative Agent or any of the Purchasers, as Buyer’s collateral assignees) following the occurrence of a Termination Event or an Amortization Event (as defined in the Purchase Agreement: (x) mark each Contract with a legend describing Buyer’s ownership interests in such Receivables and further describing the Purchaser Interests of the Administrative Agent (on behalf of the Purchasers) and (y) deliver to Buyer (or, following the occurrence and during the continuance of an Amortization Event, to the Administrative Agent, as Buyer’s collateral assignee) all Contracts (including, without limitation, all multiple originals of any such Contract that constitutes an instrument, a certificated security or chattel paper under the UCC) relating to such Receivables.
(vi)
Compliance with Contracts and Credit and Collection Policy. Such Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables originated or serviced by it, and (ii) comply in all material respects with its Credit and Collection Policy in regard to each such Receivable and the related Contract.
(vii)
Ownership. Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer, (i) legal and equitable title to the Receivables originated by such Originator and the associated Collections and (ii) all of such Originator’s right, title and interest in the Related Security associated with such Receivables, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and the Administrative Agent, as Buyer’s collateral assignee) (including, without limitation, the filing of all financing statements, financing statement amendments, continuation statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect and preserve Buyer’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or the Administrative Agent, as Buyer’s collateral assignee) may reasonably request).
(viii)
Purchasers’ Reliance. Such Originator acknowledges that the Administrative Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer’s identity as a legal entity that is separate from such Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps including, without limitation, all steps that Buyer (or the Administrative Agent, as Buyer’s collateral assignee) may from time to time reasonably request to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax

765800784 14448925 15

4871-5521-5052, v.3

liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm’s-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations §§1.1502-33(d) and 1.1552-1.
(ix)
Collections. (i) Such Originator shall direct all Obligors to make payments of such Originator’s Receivables directly to a Lock Box or Collection Account that has been transferred into the name of the Buyer (or the Administrative Agent, as Buyer’s collateral assignee) and is the subject of a Collection Account Agreement at a Collection Bank. If, notwithstanding the foregoing, any Obligor makes payment to such Originator, such Originator further agrees to remit any Collections (including any security deposits applied to the Outstanding Balance of any Receivable) that it receives on such Receivables directly to a Collection Bank for deposit into a Collection Account within two (2) Business Days after receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for Buyer (and the Administrative Agent, as Buyer’s collateral assignee); provided that, to the extent permitted pursuant to Section 1.3, such Originator may retain such Collections as a portion of the Purchase Price then payable to or apply such Collections to the reduction of the outstanding balance of its Subordinated Note.

Each Originator shall use commercially reasonable efforts to ensure that no funds are deposited into any Collection Account other than (i) solely prior to the Subject Receivables End Date, Subject Collections in an amount not to exceed $3,000,000 during any calendar month or (ii) Collections on Receivables. If funds other than Collections are nevertheless deposited into any Collection Account, such Originator shall (or shall instruct the Servicer to) promptly remit such items to the Person identified to it as being the owner of such remittances in accordance with the Receivables Purchase Agreement. In connection with receiving any Subject Collections in any Collection Account: (i) such Originator shall at all times maintain such books and records necessary to (A) identify Subject Collections received from time to time and (B) segregate such Subject Collections from other property of the Buyer and the Purchaser Parties and (ii) each Originator shall provide (or shall instruct the Servicer to provide) such information with respect to Subject Collections deposited into each Collection Account (and any related Lock-Box) as reasonably requested by the Buyer or the Administrative Agent from time to time.

(x)
Taxes. Except to the extent that such Originator is included in consolidated tax returns or reports filed by RPM-Delaware (or, once applicable, Parent), such Originator will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Such Originator will also pay when due any taxes payable in connection with the Receivables originated by it, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

765800784 14448925 16

4871-5521-5052, v.3

(xi)
Insurance. Such Originator will maintain in effect, at such Originator’s expense, such casualty and liability insurance as such Originator deems appropriate in its good faith business judgment. Such Originator will pay the premiums therefor. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, such Originator’s obligations hereunder.
(xii)
Reports. Such Originator shall prepare the following reports and forward to the Servicer and the Administrative Agent (i) on the second Business Day prior to each Settlement Date, the next Business Day, and at such times as the Servicer or the Administrative Agent shall request (the “Receivables Reporting Date”), a Receivables Report and (ii) at such times as the Servicer or the Administrative Agent shall reasonably request, a listing by Obligor of all Receivables originated by such Originator together with an aging of such Receivables.
18.2
Negative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants that:
(i)
Name Change, Offices and Records. Such Originator will not (i) change its name (within the meaning of Section 9‑507(c) of any applicable enactment of the UCC), identity, corporate structure or location of books and records unless, at least fifteen (15) Business Days prior to the effective date of any such name change, change in corporate structure or change in location of books and records, such Originator notifies Buyer and Administrative Agent thereof and delivers to Buyer (and to the Administrative Agent, as Buyer’s collateral assignee) such financing statements (Forms UCC‑1 and UCC‑3) executed by such Originator (if required under applicable law) which Buyer (or the Administrative Agent, as Buyer’s collateral assignee) may reasonably request to reflect such name change, location change or change in corporate structure, together with such other documents and instruments that Buyer (or the Administrative Agent, as Buyer’s collateral assignee) may reasonably request in connection therewith and has taken all other steps to ensure that Buyer continues to have an exclusive perfected ownership or security interest in the Receivables originated by it, the Related Security related thereto and any Collections thereon, or (ii) change its jurisdiction of organization unless Buyer (and the Administrative Agent, as Buyer’s collateral assignee) shall have received from such Originator, prior to such change, (A) those items described in clause (i) hereof, and (B) if Buyer (or the Administrative Agent, as Buyer’s collateral assignee) shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to such organization and such Originator’s valid existence and good standing and the perfection and priority of Buyer’s ownership or security interest in the Receivables originated by such Originator and the Related Security and the Collections related thereto.
(ii)
Change in Payment Instructions to Obligors. Such Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (and the Administrative Agent, as Buyer’s collateral assignee) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank

765800784 14448925 17

4871-5521-5052, v.3

or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.
(iii)
Modifications to Contracts and Credit and Collection Policy. Such Originator will not make any change to its Credit and Collection Policy that could adversely affect the collectability of the Receivables originated or serviced by such Originator or decrease the credit quality of any such newly created Receivables. Except as otherwise permitted in its capacity as a permitted sub-Servicer pursuant to Article VIII of the Purchase Agreement, such Originator will not extend, amend or otherwise modify the terms of any Receivable originated or serviced by it or any Contract related thereto in any material respect other than in accordance with its Credit and Collection Policy.
(iv)
Sales, Liens. Except pursuant to the Transaction Documents, such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable originated by it or the associated Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator. Such Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.
(v)
Accounting for Purchase. Such Originator will not, and will not permit any Affiliate to, account for the transactions contemplated hereby in any manner other than as a sale by such Originator to Buyer of Receivables originated by such Originator and the associated Collections and Related Security.
~~(vi)~~
~~OFAC. No Originator will use the proceeds of any Purchase under this Agreement to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country~~[Reserved].
(vii)
Subordinated Notes, Etc. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Subordinated Note or any Preferred Shares.
SECTION 19.

TERMINATION EVENTS

765800784 14448925 18

4871-5521-5052, v.3

19.1
Termination Events. The occurrence of any one or more of the following events shall constitute a “Termination Event” with respect to an Originator:
(i)
Such Originator shall fail to make any payment or deposit required hereunder on or within one (1) Business Day after the date on which the same is required to be made.
(ii)
Such Originator or Performance Guarantor shall fail to perform or observe any covenant contained in Section 4.1(l) or any provision of Section 4.2 other than Section 4.2(c).
(iii)
(i) Such Originator or Performance Guarantor shall fail to perform or observe any other covenant, agreement or other obligation hereunder (other than as referred to in another paragraph of this Section 5.1) or any other Transaction Document to which it is a party and such failure shall continue for three (3) consecutive Business Days following the earlier to occur of (i) notice from Buyer (or the Administrative Agent or any Purchaser, as its collateral assignee) of such non-performance or non-observance, or (ii) the date on which a Responsible Officer of such Originator (or Performance Guarantor, as the case may be) otherwise becomes aware of such non-performance or non-observance.
(iv)
Any representation, warranty, certification or statement made by such Originator in this Agreement, any other Transaction Document or in any other document required to be delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made in any material respect and is not cured within five (5) Business Days following the earlier to occur of (i) notice from Buyer (or the Administrative Agent or any Purchaser, as its collateral assignee) of such inaccuracy, or (ii) the date on which a Responsible Officer of such Originator (or Performance Guarantor, as the case may be) otherwise becomes aware of such inaccuracy, provided that the materiality threshold in this subsection shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold although the five (5) Business Day cure period shall continue to apply.
(v)
Any Originator shall default, or the Performance Guarantor or any of its Subsidiaries (other than an Originator) shall default, in the payment when due of any principal or of or interest on any Material Indebtedness; or any event or condition shall occur which results in the acceleration of the maturity of any such Material Indebtedness.
(vi)
(i) Such Originator, Performance Guarantor or any of their respective Significant Subsidiaries (as defined in the RPM Credit Agreement) shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against such Originator, Performance Guarantor or any of their respective Significant Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the

765800784 14448925 19

4871-5521-5052, v.3

appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) such Originator, Performance Guarantor or any of their respective Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (f).
(vii)
A Change of Control shall occur with respect to such Originator or Performance Guarantor.
(viii)
One or more final judgments for the payment of money in an amount in excess of $75,000,000, individually or in the aggregate, shall be entered against such Originator or Performance Guarantor on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for ten (10) consecutive days without a stay of execution.
19.2
Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the applicable Originator’s Termination Date to have occurred, whereupon such Originator’s Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Originators; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(f), or of an actual or deemed entry of an order for relief with respect to Performance Guarantor or any Originator under the Federal Bankruptcy Code, such Originator’s Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by each Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer (or the Administrative Agent, as Buyer’s collateral assignee) otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
SECTION 20.

INDEMNIFICATION
20.1
Indemnities by Originators. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each, an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables originated by such Originator, excluding, however, in all of the foregoing cases:

765800784 14448925 20

4871-5521-5052, v.3

(i)
Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
(ii)
Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
(iii)
taxes imposed by the United States, the Indemnified Party’s jurisdiction of organization (or, in the case of an individual, primary residence) or any other jurisdiction in which such Indemnified Party has established a taxable nexus other than in connection with the transactions contemplated hereby and by the Purchase Agreement on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

provided, however, that nothing contained in this sentence shall limit the liability of such Originator or limit the recourse of Buyer to such Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject to the exclusions in clauses (a), (b) and (c) above, each Originator shall indemnify Buyer for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to such Originator) relating to or resulting from:

(1)
any representation or warranty made by such Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Document to which such Originator is a party or any other information or report required to be delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(2)
the failure by such Originator to comply with any applicable law, rule or regulation with respect to any Receivable originated by it, or any Contract related thereto, or the nonconformity of any such Receivable or Contract with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any such Contract;
(3)
any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;
(4)
any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with goods that are the subject of any Contract or any Receivable originated by such Originator;
(5)
any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable originated by such Originator (including, without limitation, a defense based on

765800784 14448925 21

4871-5521-5052, v.3

such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or services related to such Receivable or the furnishing or failure to furnish such goods or services;
(6)
the commingling of Collections of such Receivables at any time with other funds (including Subject Collections);
(7)
any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document to which such Originator is a party, the transactions contemplated hereby, the use by such Originator of the proceeds of any purchase from it hereunder or any other investigation, litigation or proceeding relating to such Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(8)
any inability to litigate any claim against any Obligor in respect of any such Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(9)
(A) failure of such Originator generally to pay its debts as such debts become due or admission by such Originator in writing of its inability to pay its debts generally or any making by such Originator of a general assignment for the benefit of creditors; or (B) the institution of any proceeding by or against such Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (C) the taking by such Originator of any corporate action to authorize any of the actions set forth in clauses (A) or (B) above in this clause (ix);
(10)
any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, an exclusive perfected ownership interest in the Receivables originated by such Originator and the associated Related Security and Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);
(11)
the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any such Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of sale to Buyer or at any subsequent time; and

765800784 14448925 22

4871-5521-5052, v.3

(12)
any action or omission by such Originator which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable.
20.2
Other Costs and Expenses. In addition to the obligations of each Originator under Section 6.1, each Originator agrees to pay on demand:
(i)
all reasonable costs and expenses, including attorneys’ fees, in connection with the enforcement against such Originator of this Agreement and the other Transaction Documents executed by such Originator; and
(ii)
all stamp duties and other similar filing or recording taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents executed by such Originator, and agrees to indemnify Indemnified Parties against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
SECTION 21.

MISCELLANEOUS
21.1
Waivers and Amendments. (a) No failure or delay on the part of Buyer (or, following the occurrence and during the continuance of an Amortization Event, the Administrative Agent, as Buyer’s collateral assignee) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
(b)
No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator and Buyer and, to the extent required under the Purchase Agreement, the Administrative Agent and the Purchasers.
21.2
Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.
21.3
Protection of Ownership Interests of Buyer.

765800784 14448925 23

4871-5521-5052, v.3

(a)
Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or the Administrative Agent, as Buyer’s collateral assignee) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Purchaser Interests, or to enable Buyer (or, following the occurrence and during the continuance of an Amortization Event, the Administrative Agent, as Buyer’s collateral assignee) to exercise and enforce its (or their) rights and remedies hereunder. At any time, Buyer may, at the applicable Originator’s sole cost and expense, direct such Originator to notify the Obligors of Receivables originated or serviced by it of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.
(b)
If any Originator fails to perform any of its obligations hereunder, Buyer may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer’s costs and expenses incurred in connection therewith shall be payable by such Originator as provided in Section 6.2. Each Originator irrevocably authorizes Buyer (and, from and after the occurrence and during the continuance of an Amortization Event, the Administrative Agent, as Buyer’s collateral assignee) at any time and from time to time in the sole discretion of Buyer (or the Administrative Agent), and appoints Buyer (and, from and after the occurrence and during the continuance of an Amortization Event, the Administrative Agent) as its attorney(ies)-in-fact, to act on behalf of such Originator (i) to execute on behalf of such Originator as debtor and to file financing statements necessary or desirable in Buyer’s sole discretion to perfect and to maintain the perfection and priority of the ownership interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or, as applicable, the Administrative Agent) in its sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in the Receivables. This appointment is coupled with an interest and is irrevocable.
21.4
Confidentiality.
(a)
Each of the parties hereto shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letters and the other confidential or proprietary information with respect to the Originators, the Administrative Agent, the Purchasers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such party and its officers and employees may disclose such information (i) to such party’s external accountants and attorneys and (ii) as required by any applicable law, regulation or order of any judicial or administrative proceeding provided that each party shall use commercially reasonable efforts to ensure, to the extent permitted given the circumstances, that any such information which is so disclosed is kept confidential.
(b)
Anything herein to the contrary notwithstanding, each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent and each of the Purchasers, (ii) to any prospective or actual assignee or participant of the Administrative Agent or any of the Purchasers, and (iii) to any rating agency, Commercial Paper

765800784 14448925 24

4871-5521-5052, v.3

dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Purchaser or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any of the Purchasers acts as the administrative agent or administrator and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is advised of the confidential nature of such information and, in the case of a Person described in clause (ii) above, agrees to be bound by the provisions of this Section 7.4. In addition, the Administrative Agent and each Purchaser may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) although each of them shall use commercially reasonable efforts to ensure, to the extent permitted given the circumstances, that any such information which is so disclosed is kept confidential.
21.5
Bankruptcy Petition. Each Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all Aggregate Unpaids under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
21.6
CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO.
21.7
CONSENT TO JURISDICTION. EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON‑EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT, AND EACH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.
21.8
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR

765800784 14448925 25

4871-5521-5052, v.3

INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
21.9
Integration; Binding Effect; Survival of Terms.
(a)
This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b)
This Agreement shall be binding upon and inure to the benefit of the Originators, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may pledge and assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any Originator, and hereby notifies the Originators that it has pledged and collaterally assigned its right, title and interest hereunder with respect to each Receivable in which the Purchasers have acquired any interest under the Receivables Purchase Agreement to the Administrative Agent, for the benefit of the Administrative Agent and each Purchaser under the Purchase Agreement. This Agreement shall create and constitute the continuing obligation of each of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.
21.10
Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

[SIGNATURE PAGES FOLLOW]

765800784 14448925 26

4871-5521-5052, v.3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

RUST-OLEUM CORPORATION

THE EUCLID CHEMICAL COMPANY

WEATHERPROOFING TECHNOLOGIES, INC.

~~TREMCO BARRIER SOLUTIONS, INC.~~

DAP GLOBAL INC.

TREMCO CPG INC.

By:

Name:

Title:

765800784 14448925 S-1 Second A&R Receivables Sale Agreement

4871-5521-5052, v.3

RPM FUNDING CORPORATION

By:

Name:

Title:

765800784 14448925 S-2 Second A&R Receivables Sale Agreement

4871-5521-5052, v.3

Exhibit I

Definitions

This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

“Administrative Agent” has the meaning set forth in the Preliminary Statements to the Agreement.

“Agreement” means the Second Amended and Restated Receivables Sale Agreement, dated as of May 9, 2014, among the Originators and Buyer, as the same may be amended, restated or otherwise modified.

“Amortization Event” has the meaning set forth in the Purchase Agreement.

“Authorized Officer” means, with respect to each Originator, its president, corporate controller, chief financial officer, treasurer or secretary.

“Buyer” has the meaning set forth in the preamble to the Agreement.

“Calculation Period” means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period for each Originator shall commence on the date of the initial Purchase of Receivables from such Originator hereunder and the final Calculation Period shall terminate on its Termination Date.

“Change of Control” means (a) the acquisition by any Person (other than Parent), or two or more Persons acting in concert (other than Parent and any Subsidiary of Parent), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of RPM-Delaware (or, once applicable, Parent) or (b) RPM-Delaware (or, once applicable, Parent) ceases to own, directly or indirectly, 100% of the outstanding voting stock of any Originator or Buyer.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Credit and Collection Policy” means each Originator’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

765800784 14448925 Exhibit I-1

4871-5521-5052, v.3

“Deemed Collections” means the aggregate of all amounts an Originator shall have been deemed to have received as a Collection of a Receivable sold by it. An Originator shall be deemed to have received a Collection (but only to the extent of the reduction or cancellation identified below) of a Receivable sold by it if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by such Originator (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article II were not true with respect to such Receivable at the time of its sale hereunder (in which case, such Originator shall be deemed to have received a Collection in an amount equal to the Outstanding Balance of such Receivable).

“Default Fee” means a per annum rate of interest equal to the sum of (i) the Alternate Base Rate, plus (ii) 2% per annum (computed for actual days elapsed on the basis of a year consisting of 360 days).

“Discount Factor” means, with respect to any Receivable, a percentage calculated to provide Buyer with a reasonable return on its investment in such Receivable after taking account of (i) the time value of money based upon the anticipated dates of collection of such Receivable and the cost to Buyer of financing its investment in such Receivable during such period and (ii) the risk of nonpayment by the related Obligor. Each Originator and Buyer may agree from time to time to change the Discount Factor with respect to the Receivables originated by such Originator based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of a Purchase which occurred during any Calculation Period ending prior to the Calculation Period during which any Originator and Buyer agree to make such change.

“Excluded Obligor” means AutoZone, Inc.

“Excluded Receivable” means any account or other right to payment arising from the sale of goods or the rendering of services by Rust-Oleum Corporation and the Obligor of which is either (i) Lowe’s Companies, Inc. or its Subsidiaries or (ii) Advance Stores Company, Incorporated or its Subsidiaries.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Initial Cutoff Date” means the close of business on June 6, 2002.

“Intended Characterization” means, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to the Seller secured by the Receivables, the Related Security and the Collections.

765800784 14448925 Exhibit I-2

4871-5521-5052, v.3

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Originator, or of RPM-Delaware (or, once applicable, Parent) and its Subsidiaries, taken as a whole, (ii) the ability of any Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) Buyer’s (or any of its assigns’) interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectability of the Receivables generally or of any material portion of the Receivables, in each case, relating to Receivables sold by such Originator hereunder.

“Material Indebtedness” means (a) with respect to the Performance Guarantor and its Subsidiaries (other than the Originators), Indebtedness in excess of $75 million in aggregate principal amount and (b) with respect to any Originator, Indebtedness in excess of $20 million in aggregate principal amount.

“Net Worth” means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the Aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Original Balance” means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

“Originator(s)” has the meaning set forth in the preamble to the Agreement.

“Parent” means any publicly-held corporation, limited liability company or partnership that (a) is formed for the sole purpose of acquiring, directly or indirectly (whether by distribution or otherwise), substantially all of the outstanding voting stock of all classes of RPM-Delaware, (b) is owned immediately after the acquisition described in clause (a) of this definition by the same shareholders as were shareholders of RPM-Delaware immediately prior to the acquisition described in clause (a) of this definition, and (c) hereafter owns, directly or indirectly, all of the outstanding voting stock of all classes of RPM-Delaware.

“Performance Guarantor” means RPM-Delaware (or any Parent that hereafter unconditionally assumes in writing RPM-Delaware’s obligations under the Performance Undertaking in accordance with the Purchase Agreement).

“Performance Undertaking” has the meaning provided in the Purchase Agreement.

“Potential Termination Event” means an event which, without remedial action and with the passage of time or the giving of notice, or both, would constitute a Termination Event.

765800784 14448925 Exhibit I-3

4871-5521-5052, v.3

“Preferred Shares” means shares of Buyer’s Serial Preferred Stock, as defined in Buyer’s Certificate of Incorporation, as amended.

“Purchase” means each purchase pursuant to Section 1.2(a) of the Agreement by Buyer from an Originator of Receivables originated by such Originator and the Related Security and Collections related thereto, together with all related rights in connection therewith.

“Purchase Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.

“Purchase Price” means, with respect to any Receivable, the price to be paid by Buyer to the applicable Originator for such Receivable and the Related Security and Collections with respect thereto in accordance with Section 1.3 of the Agreement, which price shall equal (i) the product of (x) the Original Balance of such Receivable, multiplied by (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.4 of the Agreement.

“Purchase Price Credit” has the meaning set forth in Section 1.4 of the Agreement.

“Receivable” means all rights to payment owed to an Originator (at the times it arises, and before giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) constituting an account arising in connection with the sale of goods or the rendering of services by such Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto; provided, however, that in no event shall the term “Receivable” include (a) such right to payment arising from any sale of goods or the rendering of services by any Originator to any Excluded Obligor which occurs after the effective date of the amendment designating such Obligor as being an Excluded Obligor or (b) any Excluded Receivable. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.

“Receivables Report” means a report, in substantially the form of Exhibit VII hereto (appropriately completed), furnished by an Originator to the Servicer pursuant to Section 4.1(l).

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Related Security” means, with respect to any Receivable:

765800784 14448925 Exhibit I-4

4871-5521-5052, v.3

(i) all of the applicable Originator’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv) all enforcement rights or rights to receive payment with respect to service contracts and other contracts and agreements associated with such Receivable,

(v) all Records related to such Receivable,

(vi) all of the applicable Originator’s right, title and interest in each Lock-Box and each Collection Account, and

(vii) all proceeds of any of the foregoing.

“Required Capital Amount” means, as of any date of determination, an amount equal to the greater of (i) 3% of the aggregate Outstanding Balance of all Receivables as of such date and (ii) $20,000,000.

“Responsible Officer” means, with respect to any Person, each of the following officers (if applicable) of such Person (or anyone performing substantially the same functions as the following officers typically perform): any of such Person’s Senior Officers, or such Person’s assistant treasurer, credit manager or controller.

“RPM” has the meaning set forth in the Preliminary Statements to the Agreement.

“RPM-Delaware” has the meaning set forth in the Preliminary Statements to the Agreement.

“SEC” means the United States Securities and Exchange Commission or any successor regulatory body.

“Senior Officer” means, as to each Originator, the chief executive officer, president, chief financial officer, vice president, treasurer, or secretary.

“Servicer” means the Person who from time to time is designated as the “Servicer” under and as defined in the Purchase Agreement,

“Subordinated Loan” has the meaning set forth in Section 1.3(b) of the Agreement.

765800784 14448925 Exhibit I-5

4871-5521-5052, v.3

“Subordinated Note” means each promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.3 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Termination Date” means, as to each Originator, the earliest to occur of (i) the Facility Termination Date, (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(f) with respect to such Originator or Performance Guarantor, (iii) the Business Day specified in a written notice from Buyer (or its assigns) to such Originator following the occurrence of any other Termination Event with respect to such Originator , and (iv) the date which is thirty (30) days after Buyer’s receipt of written notice from such Originator that it wishes to terminate the facility evidenced by this Agreement.

“Termination Event” has the meaning set forth in Section 5.1 of the Agreement.

“Transaction Documents” means, collectively, this Agreement, each Collection Account Agreement, the Subordinated Notes, the Performance Undertaking and all other instruments, documents and agreements executed and delivered in connection herewith.

“Transfer” means a sale or contribution of Receivables pursuant to the Agreement.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

765800784 14448925 Exhibit I-6

4871-5521-5052, v.3

EXHIBIT II

ORIGINATORS’ PLACES OF BUSINESS AND LOCATIONS OF RECORDS

Name of Originator Address of Chief Executive Office and Records	State of Incorporation Organization Number	Federal Employee Identification Number	Former Corporate, Trade, or Assumed Names
DAP Global Inc. 2400 Boston Street, Suite 200 Baltimore, Maryland 21224	Delaware 6204145	87-2457308	DAP Acquisition LLC
The Euclid Chemical Company 3735 Green Road Beachwood, Ohio 44122	Ohio 346416	34-0973756	Epoxy Chemicals, Inc. Increte Systems

Rust-Oleum Corporation 11 Hawthorn Parkway Vernon Hills, Illinois 60061	Delaware 6251297	36-1716180	The Testor Corporation Synta XIM Products Multi Color Specialties ROC Sales, Inc. Rust-Oleum LLC Rust-Oleum Brands Company Zinsser Brands Company
Tremco CPG Inc. 3735 Green Road, Beachwood, Ohio 44122	Delaware 6204134	87-2508379	Tremco Acquisition, LLC NUDURA Systems, Inc. Dryvit Systems, Inc.
~~Tremco Barrier Solutions, Inc. 6420 E. Main Street Reynoldsburg, Ohio 43068~~	~~Delaware 3322911~~	~~48-1238858~~	~~Tremco Barrier Solutions, LLC~~
Weatherproofing Technologies, Inc. 3735 Green Road Beachwood, Ohio 44122	Delaware 0583723	34-0930570	Tremco Service Corporation

765800784 14448925 Exhibit II-1

4871-5521-5052, v.3

Exhibit III

Lock-boxes; Collection Accounts; Collection Banks

See Exhibit IV to Purchase Agreement

765800784 14448925 Exhibit III-1

4871-5521-5052, v.3

Exhibit IV

[Form of] Compliance Certificate

This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Receivables Sale Agreement dated as of May 9, 2014 (as amended, restated or otherwise modified from time to time, the “Agreement”) among DAP Global Inc., a Delaware corporation, The Euclid Chemical Company, an Ohio corporation, Rust-Oleum Corporation, a Delaware corporation, Tremco CPG Inc., a Delaware corporation, Tremco Barrier Solutions, Inc., a Delaware corporation, Weatherproofing Technologies, Inc., a Delaware corporation, and RPM Funding Corporation, a Delaware corporation (“Buyer”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected ______________ of ________________________ (the “Originator”).

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Originator and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and to the best of my knowledge, no condition or event exists which constitutes, a Termination Event or a Potential Termination Event (as each such term is defined under the Agreement) as to the Originator during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Originator has taken, is taking, or proposes to take with respect to each such condition or event: __________________________________

The foregoing certifications, together with the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________, 200_.

[Name]

On behalf of

in my capacity as an officer thereof

765800784 14448925 Exhibit IV-1

4871-5521-5052, v.3

Exhibit V

Credit and Collection Policy

[attached]

765800784 14448925 Exhibit V-1

4871-5521-5052, v.3

Exhibit VI

[Form of] Subordinated Note

SUBORDINATED NOTE

May 9, 2014

1. Note. FOR VALUE RECEIVED, the undersigned, RPM Funding Corporation, a Delaware corporation (“SPV”), hereby unconditionally promises to pay to the order of ______________________, a(n) __________ corporation (“Originator”), in lawful money of the United States of America and in immediately available funds, on the date following Originator’s Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to the Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Second Amended and Restated Receivables Sale Agreement dated as of May 9, 2014 among Originator and various of its Affiliates and SPV (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 1.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Alternate Base Rate; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the Alternate Base Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

3. Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

765800784 14448925 Exhibit VI-1

4871-5521-5052, v.3

4. Subordination. Originator shall have the right to receive, and SPV shall make, any and all payments relating to the loans made under this Subordinated Note provided that, after giving effect to any such payment, the Adjusted Net Receivables Balance (as such term is defined in the Receivables Purchase Agreement hereinafter referred to) at such time under the Receivables Purchase Agreement exceeds the sum of (a) the Aggregate Capital (as defined in the Receivables Purchase Agreement) at such time under the Receivables Purchase Agreement, plus (b) the Aggregate Reserves (as defined in the Receivables Purchase Agreement) at such time under the Receivables Purchase Agreement. Originator hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of SPV owing to the Administrative Agent or any Purchaser under that certain Amended and Restated Receivables Purchase Agreement dated as of May 9, 2014 by and among SPV, RPM International Inc., as initial Servicer, various “Purchasers” from time to time party thereto, and PNC Bank, National Association, as the “Administrative Agent” (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Administrative Agent and the Purchasers and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Purchase Agreement. Until the date that is one year and one day following the date on which all “Capital” outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the “Fee Letter” referenced therein (all such obligations, collectively, the “Senior Claim”) have been indefeasibly paid and satisfied in full, Originator shall not institute against SPV any proceeding of the type described in Section 5.1(f) of the Sale Agreement unless and until the Collection Date has occurred. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of this Section 4, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Administrative Agent for the benefit of the Senior Claimants.

5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(f) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Capital and the Senior Claim (including “Yield” as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

765800784 14448925 Exhibit VI-2

4871-5521-5052, v.3

6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Administrative Agent for the benefit of the Purchasers.

7. GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Administrative Agent, and any such attempted transfer shall be void.

RPM FUNDING CORPORATION

By:

Title:

765800784 14448925 Exhibit VI-3

4871-5521-5052, v.3

Schedule
to
SUBORDINATED NOTE
SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by (initials)

765800784 14448925 Exhibit VI-4

4871-5521-5052, v.3

Exhibit VII

[Form of] Receivables Report for Each Originator

[attached]

765800784 14448925 Exhibit VII-1

4871-5521-5052, v.3

Schedule A

Preferred Shares

Weatherproofing Technologies, Inc. 10 shares of Series H Preferred Stock

Rust-Oleum Corporation 10 shares each of Series E, F, I, K, L & M ~~Preferred~~  Preferred Stock

The Euclid Chemical Company 10 shares of Series C Preferred Stock

~~Tremco Barrier Solutions, Inc. 10 shares of Series J Preferred Stock~~

DAP Global Inc. 10 shares ~~each~~ of Series B Preferred Stock

Tremco CPG Inc. 10 shares each of Series A, D ~~&~~, G & J Preferred Stock

765800784 14448925 Schedule A-1

4871-5521-5052, v.3

Schedule B

DOCUMENTS TO BE DELIVERED TO BUYER
ON OR PRIOR TO THE PURCHASE

[SEE PART I OF SCHEDULE B TO THE PURCHASE AGREEMENT]

4875-3145-6460, v.2